EXHIBIT 3.3

CERTIFICATE OF FORMATION
OF
CONSOLIDATION LOAN FUNDING II, LLC

     The undersigned, an authorized person, acting as organizer, hereby forms a limited liability company by virtue of the Delaware Limited Liability Company Act, and adopts the following Certificate of Formation for such limited liability company.

ARTICLE I

NAME

     The name of the limited liability company is Consolidation Loan Funding II, LLC (the “Company”).

ARTICLE II

PRINCIPAL PLACE OF BUSINESS

     The principal place of business of the Company is 9477 Waples Street, Suite 100, San Diego, California 92121.

ARTICLE III

REGISTERED OFFICE

     The address of the Company’s registered office in the State of Delaware is 3422 Old Capitol Trail, Suite 700, Wilmington, Delaware 19808-1692.

ARTICLE IV

REGISTERED AGENT

     The name of the Company’s registered agent at such address is Delaware Business Incorporators, Inc.

     IN WITNESS WHEREOF, I have signed this Certificate of Formation this 30th day of December, 2003, and acknowledge the same to be my true act and deed.

By:	/s/ Michael Morano
Michael Morano, Organizer